                                   EXHIBIT 11

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

                               ARTHUR ANDERSEN LLP

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report (and all references to our Firm) incorporated by reference herein or made a part of this Registration Statement File No. 333-02381 for The Hartford Mutual Funds, Inc. (consisting of The Hartford Money Market, The Hartford Bond Income Strategy, The Hartford Advisers, The Hartford Dividend and Growth, The Hartford Stock, The Hartford Capital Appreciation, The Hartford Small Company and The Hartford International Opportunities Funds) on Form N-1A.



                                            ARTHUR ANDERSEN LLP




Hartford, CT
July 2, 1998